MONSANTO COMPANY
800 North Lindbergh Blvd
St. Louis, Missouri 63167

Release	Immediately

Contact	Media: Lee Quarles (314-694-2330)
Investors: Scarlett Lee Foster (314-694-8148)

MONSANTO BOOSTS FISCAL-YEAR 2008 EARNINGS PER SHARE AND FREE CASH FLOW GUIDANCE

Second-Quarter Results Exceed Expectations Given Upside from Seeds-and-Traits and Roundup Businesses

ST. LOUIS (March 25, 2008) – Leading corn market share positions, accelerated biotechnology trait penetration and new value generated by Roundup and other glyphosate-based herbicides have led Monsanto Company to well exceed its expectations for second-quarter results and to raise its full-year guidance for ongoing earnings per share (EPS) and free cash flow.

The company now projects full-year ongoing EPS of $3.15 to $3.25, an increase versus the previous ongoing guidance of $2.70 to $2.80. For the second-quarter, the company expects ongoing EPS in the range of $1.75. As-reported EPS is expected to be in the range of $1.98 for the second quarter and in the range of $3.38 to $3.48 for the full year. Both periods will be affected favorably by $0.23 per share from the settlement of Monsanto’s claims in conjunction with Solutia’s emergence from bankruptcy. (For a reconciliation of ongoing EPS, see note 1).

The upside contribution from the company’s seeds and traits business, together with the performance of its Roundup and other glyphosate-based herbicides business and the Solutia settlement, has translated to a stronger operating cash position. Given the increased level of operating cash, Monsanto now expects free cash flow of approximately $1.4 billion for the fiscal year versus prior guidance of $900 million to $1 billion. The company expects net cash provided by operating activities to be in the range of $2.45 billion, and net cash required by investing activities to be approximately $1.05 billion for fiscal year 2008. (For a reconciliation of free cash flow, see note 1.)

“As we move closer to the Northern Hemisphere planting season, we’ve not only gained confidence in our 2008 opportunity, but also in our strategic path to 2012,” said Hugh Grant, chairman, president and chief executive officer of Monsanto. “Our growth over the next five years will be built on our seeds-and-traits platform, and we’ve already exceeded a number of milestones that put us ahead of our plan to deliver consistent, sustainable growth.”

“We are confident in our ability to deliver on our five-year growth commitments even with shifts in planted acreage or commodity-price movements because of the value farmers place on our technologies and the balance of our strategic platform,” added Terry Crews, chief financial officer of Monsanto.

The company’s stronger-than-expected performance through the first-half of the fiscal year reflects three factors, including:

•

Monsanto’s seeds and traits business is ahead of plan. Based on expanded corn-trait penetration and brand share growth, as well as increased volume in the soybean business, Monsanto now expects its seeds and traits business to deliver in the range of $3.6 billion to $3.7 billion in gross profit for fiscal year 2008, up 20 percent from gross profit in fiscal year 2007.

•

The strong demand environment is driving Roundup performance. With demand outpacing supply globally, Monsanto now expects its Roundup business to deliver $1.7 billion to $1.8 billion of gross profit in fiscal year 2008.

•

Operational discipline continues around spending. The company has held spending for SG&A at 20 percent of sales for this fiscal year, the lower end of its previously forecasted range, even as it has experienced growth in sales and growth through the prior year’s acquisitions. Additionally, R&D as a percent of sales is now expected to be approximately 9 percent of sales for fiscal year 2008.

As a result of the expected overall gross profit growth, Monsanto is expected to achieve its original target of reaching a 52-to-54 percent gross margin by 2010 two years ahead of schedule.

Crews indicated that the increase in operating cash will provide the company with increased resources to continue to use its strong cash position to benefit shareowners. Notably, Monsanto will continue to look for ways to invest in acquisitions that further growth, projects that support the current business’ growth and dividend and share-repurchase programs that return value to shareowners.

Monsanto will release its second quarter earnings results on Wednesday, April 2, 2008, prior to market open. In conjunction with the announcement of its results, Monsanto will hold a conference call at 8:30 a.m. central time (9:30 a.m. eastern time) on that date.

The call will focus on the company’s second quarter results and future expectations and may also include a discussion of Monsanto’s strategic initiatives, product performance and other matters related to the company’s business.

Presentation slides and a simultaneous audio webcast of the conference call may be accessed by visiting the investor section of the company’s web site at http://www.monsanto.com/investors. Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto web site for three weeks.

Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. For more information on Monsanto, see: www.monsanto.com.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are “forward-looking statements,” such as statements concerning the company’s anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company’s exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company’s research and development activities; the outcomes of major lawsuits; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company’s estimates related to distribution inventory levels; the company’s ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company’s facilities; and other risks and factors detailed in the company’s most recent reports on Form 10-Q and Form 10-K. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

Notes to editors: Roundup is a trademark of Monsanto Company and its wholly owned subsidiaries. References to Roundup and other glyphosate-based herbicides in this release exclude lawn-and-garden herbicide products.

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Monsanto Company

Selected Financial Information

(Dollars in millions)

Unaudited

1.

Ongoing EPS and Free Cash Flow: The presentations of ongoing EPS and free cash flow are not intended to replace cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EPS to Ongoing EPS: Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.

($ in millions)	Second Quarter 2008 Target	Fiscal Year 2008 Target
Diluted Earnings per Share	$ 1.98	$3.38 - $3.48
Items Affecting Comparability – EPS Impact
Solutia Claim Settlement	$(0.23)	$(0.23)
Diluted Earnings per Share from Ongoing Business	$ 1.75	$3.15 - $3.25

Reconciliation of Free Cash Flow: Free cash flow represents the total of cash flows from operating activities and investing activities. With respect to the fiscal year 2008 free cash flow target, Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.

Fiscal Year 2008 Target
Net Cash Provided by Operating Activities	$2,450
Net Cash Required by Investing Activities	(1,050)
Free Cash Flow	$1,400
Net Cash Provided (Required) by Financing Activities	N/A
Effect of Exchange Rate Changes on Cash and Cash Equivalents	N/A
Net Increase in Cash and Cash Equivalents	N/A
Cash and Cash Equivalents at Beginning of Period	N/A
Cash and Cash Equivalents at End of Period	N/A